Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-80917, 333-05445, 333-49160, 333-70880, 333-100546, 333-101354, 333-106174, 333-109626 and 333-113153) and Form S-8 (Nos. 333-23933, 333-65894, 333-91337, 333-97965 and 333-118338) of Authentidate Holding Corp. of our report dated September 3, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Albany, New York
September 10, 2004